July 14, 1999


Mr. Robert R. Giordano
12 Cobbler Lane
Bedford, New Hampshire 031110

     Re:  Employment and Related Matters
          ------------------------------

Dear Bob:

This letter is intended to set forth our understanding concerning certain employment matters, including the operation of your Amended and Restated Management
Continuity Agreement, dated as of July 14, 1999 attached as Exhibit A hereto (the "MCA"), in light of the proposed
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business combination between EnergyNorth, Inc. (the "Company")
and Eastern Enterprises ("Eastern"). Capitalized terms used in this letter and not otherwise defined have the meanings set forth in the Agreement and Plan of Reorganization, dated as of July 14, 1999, among the Company, Eastern and wholly-owned subsidiary of Eastern
(the "Merger Agreement").

By execution of this letter, you and we acknowledge and agree that:

     1. Your employment with the Company will be terminated effective upon the first day of the month immediately following the date of the Closing (the "Effective Date").

     2. The Closing and the consummation of the transactions contemplated by the Merger Agreement constitute
          "Good Reason" as such terms are defined in Section
          5(b) of the MCA.

     3. As of the date of this letter, both the Company and Eastern have entered into a Consulting Agreement with you substantially in the form attached as Exhibit B to this letter providing, among other things, for your provision of consulting services to Eastern following the Effective Date.

If you agree with the foregoing, please so indicate by signing where appropriate below.


                                     EASTERN ENTERPRISES

                                     By:________________________

                                     Its:_______________________

AGREED AND ACCEPTED

_______________________________
Robert R. Giordano